UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2021

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street New York, New York 10038
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2021, the shareholders of American International Group, Inc. (“AIG”) approved the American International Group, Inc. 2021 Omnibus Incentive Plan (the “Plan”) at its Annual Meeting of Shareholders. The material terms of the Plan are described in “Proposal 3—Approval of American International Group, Inc. 2021 Omnibus Incentive Plan” in AIG’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2021, which description is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 12, 2021, AIG held its Annual Meeting of Shareholders at which holders of AIG’s common stock, par value $2.50 per share (“Common Stock”), voted upon (i) the election of thirteen nominees as directors until the next annual election and until their successors are duly elected and qualified; (ii) a non-binding advisory resolution to approve executive compensation; (iii) a proposal to approve the Plan; (iv) the ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2021; and (v) a shareholder proposal calling for AIG’s Board of Directors (the “Board”) to take steps to amend AIG’s By-laws to provide shareholders who hold at least 10 percent of AIG’s outstanding Common Stock the right to call special meetings.

The shareholders elected all thirteen director nominees presented, approved the non-binding advisory resolution to approve executive compensation, approved the proposal to approve the Plan, ratified the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2021 and did not approve the shareholder proposal.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

Proposal 1 – Election of Directors
	For	%[1]	Against	Abstain	Broker Non-Votes
James Cole, Jr.	718,943,381	99.70	2,114,247	259,610	33,957,776
W. Don Cornwell	625,408,135	86.73	95,653,756	255,347	33,957,776
Brian Duperreault	646,261,897	89.61	74,859,571	195,770	33,957,776
John H. Fitzpatrick	656,495,635	91.03	64,622,947	198,656	33,957,776
William G. Jurgensen	646,488,575	89.65	74,611,474	217,189	33,957,776
Christopher S. Lynch	593,001,212	82.23	128,070,756	245,270	33,957,776
Linda A. Mills	647,302,420	89.76	73,804,468	210,350	33,957,776
Thomas F. Motamed	647,022,837	89.72	74,067,375	227,026	33,957,776
Peter R. Porrino	658,310,179	91.29	62,745,626	261,433	33,957,776
Amy L. Schioldager	649,522,109	90.07	71,574,504	220,625	33,957,776
Douglas M. Steenland	619,568,911	85.91	101,538,180	210,147	33,957,776
Therese M. Vaughan	647,307,668	89.76	73,793,477	216,093	33,957,776
Peter Zaffino	716,525,098	99.36	4,587,973	204,167	33,957,776

1 Votes cast for the director nominee as a percentage of total votes cast for and against.

Proposal 2 – Non-binding Advisory Vote to Approve Executive Compensation
For	%[2]	Against	Abstain	Broker Non-Votes
535,112,822	74.22	185,845,929	358,487	33,957,776

Proposal 3 – Approval of the American International Group, Inc. 2021 Omnibus Incentive Plan
For	%[3]	Against	Abstain	Broker Non-Votes
642,418,959	89.06	78,600,522	297,757	33,957,776

Proposal 4 – Ratification of the of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2021
For	%[2]	Against	Abstain	Broker Non-Votes
731,836,196	96.93	23,164,549	274,269	0

Proposal 5 – Shareholder Proposal on Special Shareholder Meetings
For	%[2]	Against	Abstain	Broker Non-Votes
273,320,899	37.91	447,582,660	413,679	33,957,776

Section 8 — Other Events

Item 8.01.	Other Events

On May 12, 2021, the Board approved changes to AIG’s compensation arrangements for its non-employee directors. Effective immediately, non-employee directors of the Board will receive an annual grant of $185,000 in Deferred Stock Units (“DSUs”), which represents an increase of $15,000 to the annual grant of DSUs, which was previously $170,000. This change was recommended by the Board’s Nominating and Corporate Governance Committee (the “Committee”) and reflects the Committee’s discussions with the Board’s independent compensation consultant, Frederic W. Cook & Co. No other changes were made to AIG’s compensation structure for its non-employee directors.

2 Votes cast for the proposal as a percentage of total votes cast for and against.

3 Votes cast for the proposal as a percentage of total votes cast for and against and abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: May 13, 2021	By:	/s/ Kristen W. Prohl
		Name:	Kristen W. Prohl
		Title:	Assistant Secretary